Exhibit 99.1

      Schlotzsky's, Inc. Announces 2003 Second-Quarter Results;
            Continued Sales Decline; Overhead Reductions;
                    New Menu Format Moving Forward


    AUSTIN, Texas--(BUSINESS WIRE)--Aug. 14, 2003--Schlotzsky's, Inc. (Nasdaq:BUNZ) today reported revenues of $14.3 million and a net loss of $2.3 million, or $(0.31) per diluted share, for the quarter ended June 30, 2003. This compares with revenues of $15.9 million and net income of $487,000, or $0.07 per diluted share, during the same period last year. Included in the operating results for the current quarter were increases in provisions for bad debt and guarantee exposure of $1.7 million due to the weak performance of certain franchised restaurants, said officials.
    "We and our franchise owners continue to find the marketplace very challenging. But we also believe that we now have in place important initiatives that are the right responses to the challenges we face," said John C. Wooley, president and chief executive officer. Among the initiatives the Company has undertaken to improve financial results and reinvigorate growth:

    -- The Company has streamlined its organization and reduced corporate headquarters staff by 39 positions, or approximately 29 percent, and is implementing plans to substantially reduce other general and administrative expenses. Company officials expect to see the results of the reduction in force beginning in the fourth quarter of 2003, with separation payments expensed in the third quarter, and to realize a total reduction in general and administrative expenses of at least $4 million on an annualized basis.

    -- The Company is enhancing its menu with greater culinary sophistication, improved nutritional values, and greater choice for the consumer. Concept 2005 is the core initiative that provides a self-paced menu roadmap for franchise owners to upgrade their offerings, with the goal of completing systemwide conversion over the next three years.

    -- The Company has launched a restaurant remodeling and reimaging program as part of Concept 2005, also self-paced for franchise owners, with new designs ranging in size from small shopping center designs to freestanding marketplace restaurants.

    -- The Company has been communicating with its franchise owners - through regularly scheduled conference calls on which all are invited to participate, the national convention of Schlotzsky's franchise owners, and Internet based communications - to gain their participation in shaping and adopting these new initiatives. Officials said that the Concept 2005 menu enhancement and restaurant reimaging were well received by franchise owners at its convention in July in Washington, D.C.

    -- The Company is seeking to refinance certain seller financed debt which matures in 2005 and higher interest rate mortgage debt to amortize them over a longer term at more favorable rates.

    -- The Company has refocused its franchise sales efforts, supported by the Concept 2005 menu format and new restaurant design offerings, which are expected to make the concept more attractive to prospective franchise owners. The Company has also combined its real estate and franchise licensing functions.

    For new franchise owners, the Company is marketing to both large multi-unit operators and individual on-premise owner-operators. In addition, the Company is advising its current franchise owners to choose one of two paths to success. Those who are career professional restaurant operators capable of operating multiple units and larger restaurants will be invited and encouraged to do so. For certain other franchise owners, such as career-change entrants to the restaurant business who have had recent difficulties, the Company may offer assistance to help them sell one or two of their units to third parties so that they can concentrate on being successful as an on-premise owner-operator in a restaurant with the new menu and design format.
    "As we move forward on menu rollout, restaurant reimaging, and franchise sales, we expect to see our financial results improve. We strongly believe these are the right responses to address the competitive challenges we have seen," said Wooley. Concept 2005, already in place in several Company-operated restaurants, is expected to deliver improved financial results as franchise owners adopt the self-paced concept design and menu roadmap. The Company also expects Concept 2005 to help accelerate its franchise growth initiative, said officials.
    Schlotzsky's will conduct a conference call to discuss information included in this press release and related matters at 9:30 a.m. CDT on Thursday, August 14, 2003. The conference call will be available for analysts and institutional investors at 1-800-341-2319, PIN #8239. The conference call will be available simultaneously, and in its entirety, to all interested investors and news media through a webcast at www.cooldeli.com.

    Schlotzsky's, Inc., founded in Austin, Texas, in 1971, through its wholly-owned subsidiaries, is a franchisor and operator of restaurants in the fast casual sector. Our current menu features upscale made-to-order hot sandwiches and pizzas served on our proprietary buns and crusts, wraps, chips, salads, soups, fresh baked cookies and other desserts, and beverages. As of June 30, 2003, there were 597 Schlotzsky's(R) Deli restaurants open and operating in 37 states, the District of Columbia and six foreign countries. Visit www.schlotzskys.com or www.cooldeli.com for more information and e-coupons.

    This press release may contain statements deemed to be "forward-looking statements" within the meaning of Section 27A of the Securities Act or Section 21E of the Exchange Act. Any statements that are not statements of historical fact may be deemed forward-looking statements. Forward-looking statements are not meant to predict or guarantee actual results, performance, events, or circumstances and may not be realized because they are based upon our current projections, plans, objectives, beliefs, expectations, estimates, and assumptions and are subject to a number of risks and uncertainties, many of which are beyond our control. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Forward-looking statements may include, without limitation, statements concerning business, financial and growth strategies and objectives, costs and earnings projections, new restaurant development, and assumptions relating to any of these statements. Factors that may influence forward-looking statements or cause actual results to differ materially from those described or anticipated by the forward-looking statements may include, without limitation, inability of the Company or our franchisees to obtain adequate financing, increased competition within the restaurant industry, continued viability of restaurants during a weak economy, inability to sell restaurants, failure to adequately motivate franchisees to remodel and reimage their restaurants and to fully implement Concept 2005, failure to successfully recruit multi-unit and single-unit franchisees, and stock volatility and illiquidity. Because of the risks and uncertainties related to these factors and the forward-looking statements, readers are cautioned not to place undue reliance on the forward-looking statements. There can be no assurance that any events or results described in any forward-looking statement will actually occur or be achieved. We undertake no obligation to publicly revise the forward-looking statements to reflect events or circumstances that arise after the date hereof or to reflect the occurrence of unanticipated events or circumstances. Readers should carefully review the risk factors described above and in other documents filed by the Company with the SEC. Readers are specifically directed to the discussion under "Risk Factors" in the Company's most recent Form 10-K.

                  SCHLOTZSKY'S, INC. AND SUBSIDIARIES
              CONDENSED CONSOLIDATED STATEMENTS OF INCOME

                    Three Months Ended          Six Months Ended
                -------------------------  --------------------------
                  June 30,     June 30,      June 30,      June 30,
                    2003         2002          2003          2002
                       (Unaudited)                (Unaudited)
                -------------------------  --------------------------

Revenues
  Royalties     $ 4,285,230  $  5,264,312  $  8,589,118  $ 10,383,799
  Franchise
   fees               3,333        42,000         3,333        62,000
  Developer
   fees              44,228        60,034        94,387       120,067
  Restaurant
   sales          8,000,609     8,269,362    15,612,838    16,140,254
  Brand
   contribution   1,708,957     1,991,130     3,360,062     3,874,157
  Other fees
   and revenue      219,390       276,294       432,039       568,679
                -------------------------  --------------------------
     Total
      revenues   14,261,747    15,903,132    28,091,777    31,148,956
                -------------------------  --------------------------

Expenses
 Service costs:
  Royalties         667,118     1,106,100     1,330,910     2,241,368
  Franchise fees          -        15,955             -        25,955
                -------------------------  --------------------------
                    667,118     1,122,055     1,330,910     2,267,323
                -------------------------  --------------------------

Restaurant
 operations:
  Cost of sales   2,348,501     2,311,986     4,520,121     4,508,120
  Personnel and
   benefits       3,445,067     3,292,578     6,810,228     6,461,889
  Operating
   expenses       2,202,095     1,869,095     4,104,342     3,635,994
                -------------------------  --------------------------
                  7,995,663     7,473,659    15,434,691    14,606,003
                -------------------------  --------------------------

Loss on equity
 investment          83,693        48,074       150,843        78,294
                -------------------------  --------------------------
General and
 administrative   6,712,589     4,835,390    11,783,304     9,315,277
                -------------------------  --------------------------
Depreciation
 and
 amortization     1,282,595     1,086,438     2,532,001     2,169,731
                -------------------------  --------------------------
     Total
      expenses   16,741,658    14,565,616    31,231,749    28,436,628
                -------------------------  --------------------------


     Income
      (loss)
      from
      operations (2,479,911)    1,337,516    (3,139,972)    2,712,328

Other
  Interest
   income           103,609        94,618       207,257       312,061
  Interest
   expense       (1,009,968)     (655,436)   (2,025,873)   (1,257,962)
                -------------------------  --------------------------

     Income
      (loss)
      before
      income
      taxes      (3,386,270)      776,698    (4,958,588)    1,766,427

Provision
 (credit) for
 income taxes    (1,119,000)      288,000    (1,625,000)      650,000
                -------------------------  --------------------------

Net income
 (loss)         $(2,267,270) $    488,698  $ (3,333,588) $  1,116,427
                =========================  ==========================

Earnings per
 common share -
 basic          $     (0.31) $       0.07  $      (0.46) $       0.15
                =========================  ==========================
Earnings per
 common share -
 diluted        $     (0.31) $       0.07  $      (0.46) $       0.15
                =========================  ==========================


                         OTHER OPERATING DATA

Restaurants
 Open -
 Beginning of
 Period                 619           672           643           674
  Openings
   During
   Period -
     New                  7             5             7             7
     Reopenings           1             2             2             6
                -------------------------  --------------------------
      Total
       Openings           8             7             9            13
 Closings
  During
  Period                (30)           (8)          (55)          (16)
                -------------------------  --------------------------
Restaurants
 Open - End of
 Period                 597           671           597           671
                =========================  ==========================

Systemwide
 Contractual
 Sales          $85,263,000  $102,645,000  $170,776,000  $202,848,000
Decrease in
 Systemwide
 Contractual
 Sales               (16.9%)        (6.5%)       (15.8%)        (6.5%)
Decrease in
 Same Store
 Contractual
 Sales               (11.9%)        (5.5%)       (11.7%)        (5.4%)
Average Weekly
 Contractual
 Sales          $    10,773  $     11,800  $     10,595  $     11,635
Decrease in
 Average Weekly
 Contractual
 Sales                (8.7%)        (1.7%)        (8.9%)        (1.5%)


Note: Systemwide contractual sales, same store contractual sales and average weekly contractual sales are all based on contractual sales as defined in our Franchise Agreements and represent net sales under generally accepted accounting principles plus the amounts of any discounts for employee or manager meals. Contractual sales are used because these are the basis of our royalty income and are the only sales amounts reported by the franchisees.


    CONTACT: Schlotzsky's Inc., Austin
             Jessica Furlow, 512-236-3644
             ir@schlotzskys.com